Exhibit 10.1

AMENDMENT NUMBER THREE TO BUSINESS FINANCING AGREEMENT

This AMENDMENT NUMBER THREE TO BUSINESS FINANCING AGREEMENT (this “Amendment”), dated as of November 21, 2019, is entered into by and between WESTERN ALLIANCE BANK, an Arizona corporation Lender”), one the one hand, and, ORION ENERGY SYSTEMS, INC., a Wisconsin corporation (“Parent”), the Subsidiaries of Parent listed on Schedule 1 attached to the Agreement defined below, and such other direct or indirect Subsidiaries of Parent that may hereafter become parties hereto (collectively with Parent, “Borrowers” and each a “Borrower”), on the other hand, with reference to the following facts:

A.        Borrowers and Lender previously entered into that certain Business Financing Agreement, dated as of October 26, 2018, as amended by that certain Amendment Number One to Business Financing Agreement, dated as of June 3, 2019, and that certain Amendment Two to Business Financing Agreement, dated as of August 2, 2019 (as so amended, the “Agreement”).

B.        Borrowers and Lender desire to amend the Agreement in accordance with the terms and conditions set forth herein.

C.        Orion Shared Services, LLC, a Wisconsin limited liability company, Orion Aviation, LLC, a Wisconsin limited liability company, and Orion Operations, LLC, a Wisconsin limited liability company, have each been dissolved.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

1.        Defined Terms. All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

2.        Amendment to Section 2.2(a). Section 2.2(a) of the Agreement is hereby amended in its entirety as follows:

(a)

Termination Fee. In the event this Agreement is terminated on or before October 26, 2020, Borrowers shall pay the Termination Fee to Lender; provided that if this Agreement, following Borrowers’ request and the consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed), is transferred to another operating division of Lender, the transfer will not be deemed a termination resulting in the payment of the Termination Fee; provided that Borrowers agree, at the time of transfer, to the payment of comparable fees in an amount not less than that set forth in this Agreement, and provided further that such transfer is not as a result of an Event of Default.

3.        Amendments to Sections 4.8(e) and (f). Sections 4.8(e) and (f) of the Agreement are hereby amended in their entirety as follows:

(e)	Annual projections by month shall be provided to Lender no later than 60 days after the beginning of each fiscal year, specifying the assumptions used in creating the projections.

(f)	Reserved.

4.        Amendment to Section 4.9. Section 4.9 of the Agreement is hereby amended in its entirety as follows:

4.9

Maintain its primary depository and operating accounts with Lender and, in the case of any deposit accounts not maintained with Lender, grant to Lender a first priority perfected security interest in and “control” (within the meaning of Section 9104 of the UCC) of such deposit account pursuant to documentation acceptable to Lender. Borrowers shall close all deposit accounts maintained with Wells Fargo Bank and Investor’s Community Bank as soon as possible but in no event later than 60 days following the date hereof; provided that. notwithstanding the foregoing, Borrowers shall be permitted to maintain cash in deposit accounts at Investor’s Community Bank, provided that the aggregate cash on deposit in all of such deposit accounts does not exceed $50,000, in the aggregate, at any time.

5.        Amendment to Section 4.12. Section 4.12 of the Agreement is hereby amended by adding the following at the end thereof:

Borrowers agree that Lender may amend the financial covenants set forth in this Section 4.12 upon receipt of Borrowers’ annual financial projections pursuant to Section 4.8(e).

6.        Amendment to Section 4.13. Section 4.13 of the Agreement is hereby amended in its entirety as follows:

4.13	Not make or contract to make, without Lender’s prior written consent, capital expenditures, including leasehold improvements, in any fiscal year in excess of $1,000,000.

7.         Amendments to Section 12.1.

(a)        Clause (i) of the definition of “Eligible Inventory” set forth in Section 12.1 of the Agreement is hereby amended in its entirety as follows:

(i)

the Inventory is located at one of Borrowers’ locations within the United States, and for each such location, either (i) Lender has received a collateral access agreement covering such location, duly executed and otherwise in form and substance satisfactory to Lender, in its sole discretion, or (ii) a rent reserve under the Borrowing Base and the Credit Limit has been established in an amount equal to 3 months future rent due to the landlord for such location;

(b)        Clause (d) of the definition of “Permitted Indebtedness” set forth in Section 12.1 of the Agreement is hereby amended in its entirety as follows:

(d)

Other indebtedness in an aggregate amount not to exceed $4,500,000 at any time outstanding; provided that such indebtedness is junior in priority (if secured) to the Obligations and provided that the incurrence of such Indebtedness does not otherwise cause an Event of Default hereunder.

(c)        The following defined terms set forth in Section 12.1 of the Agreement are s hereby amended in their entirety as follows:

“Credit Card Limit” means the lesser of (a) the credit limit stated in the applicable credit card agreements for business credit cards issued by Lender for the account of Borrowers, or (b) $300,000.

“FX Sublimit” means $2,000,000.

“Maturity Date” means October 26, 2021 or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.

8.        Replacement Schedule 1. Schedule 1 attached to the Agreement is hereby replaced with Schedule 1 attached to this Amendment.

9.        Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment is subject to and contingent upon the fulfillment of each and every one of the following conditions to the satisfaction of Lender:

(a)        Lender shall have received this Amendment, duly executed by Borrowers;

(b)        No Event of Default or Default shall have occurred and be continuing; and

(c)        All of the representations and warranties set forth herein and in the Agreement shall be true, complete and accurate in all respects as of the date hereof (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement).

10.        Representations and Warranties. In order to induce Lender to enter into this Amendment, each Borrower hereby represents and warrants to Lender that:

(a)        No Event of Default or Default is continuing;

(b)        All of the representations and warranties set forth in the Agreement and in the Agreement are true, complete and accurate in all respects (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement); and

(c)        This Amendment has been duly executed and delivered by Borrowers, and the Agreement continues to constitute the legal, valid and binding agreements and obligations of Borrowers, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.

11.        Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment electronically (including by e-mail delivery of a “.pdf” format data file) shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment electronically also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

12.        Integration. The Agreement as amended by this Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

13.        No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default, whether or not known to Lender and whether or not existing on the date of this Amendment.

14.        Release.

(a)        Each Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Each Borrower hereto certifies that it has read the following provisions of California Civil Code Section 1542:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

(b)        Each Borrower understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, it will not be able to make any claim for those damages. Furthermore, each Borrower acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which it does not know exist, and which, if known, would materially affect its decision to execute this Agreement, regardless of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

15.        Reaffirmation of the Agreement. The Agreement as amended hereby and the Loan Documents remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first hereinabove written.

BORROWERS:	ORION ENERGY SYSTEMS, INC.,
a Wisconsin corporation

By:/s/ William T. Hull
Name: William T. Hull
Title: Chief Financial Officer

CLEAN ENERGY SOLUTIONS, LLC,
a Wisconsin limited liability company

By:/s/ William T. Hull
Name: William T. Hull
Title: Chief Financial Officer

GREAT LAKES ENERGY TECHNOLOGIES, LLC,
a Wisconsin limited liability company

By:/s/ William T. Hull
Name: William T. Hull
Title: Chief Financial Officer

ORION TECHNOLOGY VENTURES, LLC,
a Wisconsin limited liability company

By:/s/ William T. Hull
Name: William T. Hull
Title: Chief Financial Officer

ORION ASSET MANAGEMENT, LLC,
a Wisconsin limited liability company

By:/s/ William T. Hull
Name: William T. Hull
Title: Chief Financial Officer

Amendment Number Three to Business Financing Agreement

LENDER:	WESTERN ALLIANCE BANK,
an Arizona corporation

By:/s/ Lisa Chang
Name: Lisa Chang
Title: Vice President

Amendment Number Three to Business Financing Agreement

Schedule 1

to

Amendment Number Three to Business Financing Agreement

Name of Borrower	Form of Organization	Location of Chief Executive Office and records	Location of Collateral
Orion Energy Systems, Inc.	Wisconsin corporation
Clean Energy Solutions, LLC	Wisconsin limited liability company
Great Lakes Energy Technologies, LLC	Wisconsin limited liability company
Orion Technology Ventures, LLC	Wisconsin limited liability company
Orion Asset Management, LLC	Wisconsin limited liability company

Amendment Number Three to Business Financing Agreement